AGREEMENT FOR THE SALE OF COMMERCIAL REAL ESTATE

AGENT FOR SELLER	AGENT FOR BUYER
L.M.S. Commercial Real Estate 120 North Pointe Blvd. Lancaster, Pa. 17601	L.M.S. Commercial Real Estate 120 North Pointe Blvd. Lancaster, Pa. 17601
PA LICENSED BROKER	PA LICENSED BROKER

THIS AGREEMENT, this 6th day of ~~July~~ August 2004.

1. PRINCIPALS: Between Twoton Incorporated

with mailing address of 1743 Rohrerstown Road
Lancaster, Pa. Zip Code 17601 hereinafter
called Seller, and Union National Community Bank

with mailing address of P.O. Box 567 101 E. Main Street
Mt. Joy, Pa. Zip Code 17552 hereinafter
called Buyer.

2. PROPERTY: Seller hereby agrees to sell and convey to Buyer, who hereby agrees to purchase:
ALL THAT CERTAIN lot or piece of ground with buildings and improvements thereon erected, if any, known as:
301 Centerville Road, having a building approx. 3,329 sq. ft. on a tract approx. 1.145 acres
in the Township of East Hempfield County of Lancaster
State of Pennsylvania Zip Code 17601
Zoning Classification: Commercial 2
Failure of this agreement to contain the zoning classification (except in cases where the property {and each parcel thereof, if subdividable} is zoned solely or primarily to permit single-family dwellings) shall render this agreement voidable at the option of the Buyer, and, if voided, any deposits tendered by the Buyer shall be returned to the Buyer without any requirement for court action.
Tax Parcel No 121110-2-10 Deed Book 1-92 Page No. 391

3. TERMS:

(A) Purchase Price One Million Three Hundred Thousand Dollars ($1,300,000.00) Dollars
to be paid to the Seller by the Buyer as follows:

(1) *Letter of Credit at signing this agreement: (expires 30 days after Settlement Date) $ 25,000.00
(2) *Letter of Credit at expiration of due diligence (expires 30 days after Settlement Date) $ 50,000.00
(3) *Letter of Credit due on December 31, 2004 (expires 30 days after Settlement Date) $ 50,000.00
(4) *Cash or certified check at time of settlement: (see below) $ 1,300,000.00
(5) Allocation of Purchase Price-See Addendum #1, Paragraph (11) attached hereto

T

TOTAL PRICE $ 1,300,000.00

(B) Written approval of Buyer to be on or before: July 31 2004
(C) Settlement to be made on or before: See Addendum #1, Paragraph (8), attached hereto and made part hereof 20
(D) Conveyance from Seller will be by fee simple deed of special warranty.
(E) Transfer taxes will be paid by: ½ Buyer ½ Seller
(F) The following shall be apportioned pro-rata as of and at time of settlement: taxes as levied and assessed, rents, interest on mortgage assumptions, water and sewer rents, lienable municipal services, and condominium fees, if any.

4. STATUS OF WATER AND SEWER: Seller warrants that this property is served by:
[X] public water [ ] well water [X] public sewer [ ] septic system
Seller further warrants that these systems are fully paid for as of the date of this Agreement.

5. POSSESSION AND TENDER:

(A) Possession is to be delivered by deed, keys and physical possession to a vacant building (if any) free of debris at day and time of settlement, or by deed and assignment of existing lease(s) at time of settlement if property is tenant occupied, unless otherwise specified herein See Addendum #1, paragraph 9 attached hereto and made part hereof
If tenant occupied, Buyer will acknowledge the existing lease(s) by initialing it (them) at the time of signing this Agreement of Sale and by attaching it (them) hereto.
(B) Seller will not modify or extend any existing leases or enter into any new or additional leases for the property without the express written consent of the Buyer.
(C) Formal tender of an executed deed and purchase money is hereby waived.
(D) Buyer reserves the right to make a pre-settlement inspection of the subject property.

6. ITEMS OF PERSONALTY: The following items are included in this sale and purchase price:

Seller hereby warrants that he/she will deliver good title to all of the articles described in this paragraph and any other fixtures or items of personalty specifically scheduled- and to be included in this sale.

7. SPECIAL CLAUSES:

Addendum #1, attached hereto is made an integral part of this Agreement and contains further terms and conditions of this Agreement.

*See Addendum #1, paragraph (12) attached hereto, for terms and conditions concerning Letters of Credit.

Letters of Credit can be drawn on and are payable only upon default by Buyer hereunder.

Purchase Price of $1,300,000.00 is payable in full at settlement if settlement occurs absent any earlier default hereunder.

8. PROPERTY DEFECTS DISCLOSURE:

(A) Owner represents and warrants that Owner has no knowledge except as noted in this Agreement:

(1) That the property has been contaminated by any substance in any manner which requires remediation;

(2) That the property contains wet lands, flood plains, or any other environmentally sensitive areas, development of which is limited or precluded by Law;

(3) That the property contains asbestos or polychlorinated biphenyls or any other substance, the removal or disposal of which is subject to any law or regulation; and

(4) That any law has been violated in the handling or disposing of any material or waste or the discharge of any material into the soil, air, surface water, or ground water.

(B) Seller and Buyer acknowledge that Broker:

(1) Is a licensed real estate broker;

(2) Is not an expert in construction, engineering, or environmental matters; and

(3) Has not made and shall not make any representations or warranties nor conduct investigations of the environmental condition or suitability of the property or any adjacent property, including whether:

(a) The property has been contaminated by any substance in any manner that requires remediation;

(b) The property contains wet lands, flood plains, or any other environmentally sensitive areas, the development of which is limited or precluded by law;

(c) The property contains asbestos or polychlorinated biphenyls or any other substance, the removal or disposal of which is subject to any law or regulation; and

(d) Any law has been violated in the handling or disposing of any material or waste or the discharge of any material into the soil, air, surface water, or ground water, except as noted in this Agreement.

(C) Seller agrees to indemnify and to hold Agent harmless from and against all claims, demands, or liabilities, including attorneys fees and court costs, which arise from or are related to the environmental condition or suitability of the property prior to, during, or after Seller's occupation of the property including without limitation any:

(1) Contamination of the property as defined in paragraph 8(A)(1);

(2) Presence of any environmentally sensitive areas on the property as defined in paragraph 8(A)(2);

(3) Presence on the property of any substances which are the subject of paragraph 8(A)(3); or

(4) Violation of the law, as described in paragraph 8(A)(4).

(D) The provisions of this Section shall survive the performance of this Agreement.

9. NOTICES & ASSESSMENTS

(A) Seller represents, as of the acceptance date of this Agreement, that no public improvement assessments have been made against the property which remain unpaid and that no notice by any government or public authority has been served upon the Seller or anyone on the Seller's behalf, including notices relating to violations of zoning, building, safety, or fire ordinances which remain uncorrected unless otherwise specified herein.

(B) Any notice of improvements or assessments received on or before the date of Seller's acceptance of this Agreement, unless improvements consist of sewer or water lines not in use, shall be the responsibility of the Seller; any notices received thereafter shall be the responsibility of the Buyer.

(C) If required by law, Seller shall deliver to Buyer, on or before settlement, a certification from the appropriate municipal department or departments disclosing notice of any uncorrected violation of zoning, building, safety, or fire ordinances.

(D) Buyer is advised that access to a public road may require issuance of a highway occupancy permit from the Department of Transportation.

10. TITLE AND COSTS

(A) The property is to be conveyed free and clear of all liens, encumbrances, and easements, with the exception of existing building restrictions, ordinances, easements of roads, easements visible upon the ground, and privileges or rights of public service companies. The title to the subject property shall be good and marketable and such as will be insurable by a reputable Title Insurance Company at the regular rates.

(B) In the event the Seller is unable to give a good and marketable title and such as will be insurable by a reputable Title Insurance Company, Buyer shall either take such title as the Seller can give without abatement of price or be repaid all monies that Buyer has paid to Seller on account of the purchase price including reimbursement for the items specified in paragraphs IO(C) items (l), (2), (3) ,and IO(D). In the latter event neither party shall have further liability or obligation, and this Agreement shall become NULL AND VOID and all copies will be returned to Seller's Agent for cancellation.

(C) The Buyer will pay for the following:

(1) The premium for mechanics lien insurance and/or title search, or fee for cancellation of same;

(2) The premiums for flood insurance and/or fire insurance with extended coverage, insurance binder charges or cancellation fee;

(3) Appraisal fees and charges paid in advance to mortgage lender;

(4) Buyer's normal settlement costs and accruals.

(D) Any survey or surveys required by the Title Insurance Company or the abstracting attorney for the preparation of an adequate legal description of the property, or the correction thereof, shall be secured and paid for by the Seller. Any survey or surveys desired by the Buyer or required by his/her mortgage lender shall be secured and paid for by the Buyer.

11. DEPOSIT AND RECOVERY FUND

(A) Deposits, regardless of the form of payment and the person designated as payee, shall be paid to Agent for the Buyer who shall retain them in an escrow account until consummation or termination of this Agreement in conformity with all applicable laws and regulations. Buyer and Seller agree that, in the event the Agent and/or Subagent are/is joined in litigation for the return of deposit monies, the Agent's and/or Subagent's attorneys fees and costs will be paid by the party joining the Agent or Subagent.

(B) Agent for the Seller may, at his/her sole option, hold any uncashed check tendered as deposit or hand monies, pending the acceptance of this offer.

(C) A Real Estate Recovery Fund exists to reimburse any person who has obtained a final civil judgment against a Pennsylvania real estate licensee owing to fraud, misrepresentation, or deceit in a real estate transaction and who has been unable to collect the judgment after exhausting all legal and equitable remedies. For complete details about the fund, call (717) 783-3658.

12. MAINTENANCE AND RISK OF LOSS

(A) Seller shall maintain the property, and any personal property specified herein, in its present condition, normal wear and tear excepted.

(B) Seller shall promptly notify the Buyer if, at any time prior to the time of settlement, all or any portion of the property is condemned, destroyed, or damaged as a result of any cause whatsoever.

(C) Seller shall bear risk of loss from fire or other causes until time of settlement. In the event that damage to any property included in this sale is not repaired or replaced prior to settlement, Buyer shall have the option of rescinding this Agreement and receiving all monies paid on account or of accepting the property in its then condition together with the proceeds of any insurance recovery obtainable by Seller. Buyer is hereby notified that he/she may insure his/her equitable interest in this property as of the time this Agreement is accepted.

13. DEFAULT-TIME OF THE ESSENCE:

The said time for settlement and all other times referred to for the performance of any of the obligations of this agreement are hereby agreed to be of the essence of this agreement.

(A) By Buyer: In the event of a default by the Buyer hereunder, the Seller, as its sole and exclusive remedy, shall be entitled to retain the deposits paid or due as of the date of default, provided through the furnishing of Letters of Credit, as fixed and agreed liquidated damages and not as penalty. The Seller hereby waives any right to sue for damages or specific performance on account of this Agreement, provided, in lieu thereof, Buyer delivers to Seller, any and all engineering data, drawings, environmental studies, building/development plans and specifications.

(B) By Seller: In the event of a default by the Seller, the Buyer may avail himself of specific performance or be entitled to the return of the deposits (Letters of Credit). Such return of the deposits (Letters of Credit) hereunder shall be an election of remedies or waiver of such other remedies by Buyer that may be available to the Buyer and this Agreement shall thereafter terminate and be null, void and unenforceable.

14. AGENT(S): It is expressly understood and agreed between the parties that the named Agent, Broker, and any Subagent, Broker and their salespeople, employees, officers and/or partners, are Agent(s) for the Seller not the Buyer, however, the Agent(s) may perform services for the Buyer in connection with financing, insurance and document preparation.

15. RECORDING: This Agreement shall not be recorded in the office of the Recorder of Deeds or in any other office or place of public record. If Buyer causes or permits this Agreement to be recorded, Seller may elect to treat such act as a breach of this Agreement.

16. ASSIGNMENT: This Agreement shall be binding upon the parties, their respective heirs, personal representatives, guardians and successors, and, to the extent assignable, on the assigns of the parties hereto.

17. **REPRESENTATIONS: It is understood that Buyer has inspected the property, or hereby waives the right to do so, and has agreed to purchase it as a result of such inspection and not because of or in reliance upon any representation made by the Seller or any other officer, partner, or employee of Seller, or by the Agent or Subagent, if any, of the Seller, their sales people and employees, officers and/or partners.** The Buyer has agreed to purchase it in its present condition unless otherwise specified herein. It is further understood that this agreement contains the whole agreement between the Seller and the Buyer and there are no other terms, obligations, covenants, representations, statements, or conditions, oral or otherwise, of any kind whatsoever concerning this sale. Furthermore, this agreement shall not be altered, amended, changed or modified except in writing executed by the parties.

BUYER'S APPROVAL

WITNESS: Clement McHale BUYER: [signature], President CEO
Union National Community Bank

WITNESS: .... BUYER: ....

VOLUNTARY TRANSFER OF CORPORATE ASSETS: The undersigned acknowledges that he/she is authorized by the Board of Directors to sign this Agreement on behalf of the Seller corporation and that this sale does not constitute a sale, lease, or exchange of all or substantially all the property and assets of the corporation, such as would require the authorization or consent of the shareholders pursuant to 15 P.S. Section 1311.

SELLER'S ACCEPTANCE: Seller hereby accepts the above contract this 6th day of August A.D. 20 04

WITNESS: [signature] SELLER: Gerald C. Mitchell Jr. PRESIDENT TWOTON INC.
Twoton Incorporated

WITNESS: .... SELLER: ....

AGENT BY: ....

ADDENDUM #1 TO AGREEMENT OF SALE DATED August 6, 2004
BY AND BETWEEN
Twoton Incorporated
(AS SELLER)
AND
UNION NATIONAL COMMUNITY BANK,
(AS BUYER)

The parties hereto further agree as follows:

(1) Seller represents and warrants to Buyer the following:

a) That the property consists of (1.145) plus or minus acres in (East Hempfield Township), (Lancaster) County, Commonwealth of Pennsylvania.

b) That the entire property is served by public water and public sewer.

c) That there are no purchase options, rights of first refusal, deed restrictions, or agreements of sale in effect or outstanding with respect to the property.

d) All Burger King trademarked equipment and fixtures will be removed by Seller within thirty (30) days after Closing in accordance with the requirements of its Burger King Franchise Agreement, including Burger King signage, logos, menu boards, the red band around the building, all signage outside of the building and all side menu boards.

(2) Seller agrees to sell and convey to Buyer and Buyer agrees to purchase from Seller, all that certain tract of land and the improvements erected thereon consisting of approximately (1.145) acres. Subject to Seller's right to remove personal property, fixtures and equipment as provided for in this Agreement, the property shall include all buildings, if any, improvements, privileges, and appurtenances of the property and all of Seller's right, title and interest, if any, in and to the land lying within any street, alley or roadway adjoining the property and any strips and gores adjoining the property.

(3) Commencing upon the date of a mutually executed Agreement of Sale, a ninety (90) day period shall begin (the "Due Diligence Period") during which the Buyer shall have the right to carry out and perform all reviews and investigations deemed necessary by Buyer, including, without limitation, a physical review and inspection of the conditions of the buildings (if any) and the soil, environmental inspections and studies, review of title, review of zoning, review of any permits and approvals for the property, feasibility for Buyer's use or Buyer's ability to lease the property, and all other reviews, evaluations and investigations, deemed necessary by Buyer. In the event that Buyer, in its sole discretion, is not satisfied with the review, evaluation or investigation during the Due Diligence Period, Buyer may terminate this Agreement by written notice to Agent for Buyer prior to the expiration of the Due Diligence Period, and at such time, shall receive back the $25,000.00 Letter of Credit furnished pursuant to Section 3A hereunder and neither party shall have any further obligation hereunder. If such notice is not given, this Agreement shall continue in full force and effect in accordance with its remaining terms and Buyer will issue an additional $50,000.00 Letter of Credit to Seller at the expiration of the ninety (90) day Due Diligence Period in accordance with paragraph 3(A)(2) of this Agreement.

An additional $50,000.00 Letter of Credit shall be issued to Seller on or before December 31, 2004, in accordance with paragraph 3(A)(3) of this Agreement.

Seller agrees to provide Buyer with copies of all leases and previous engineering studies, environmental studies, site plans, soil tests and similar items in the possession or control of Seller without cost to Buyer within fifteen (15) days of the mutual execution of this Agreement.

(4) All environmental issues in this Paragraph 4 shall be limited solely to the period that Seller owned and occupied the Property. Seller represents that, to the best of Seller's knowledge, no toxic or hazardous waste or materials of any nature have been disposed of on or about the property and that there are no violations of any applicable environmental laws or regulations, and further, that there are no underground storage tanks located on the property used currently or in the past for the storage of any materials regulated by the Department of Environmental Resources or the Environmental Protection Agency. In the event there are any violations of these or any other applicable environmental laws, Seller shall have the option to cure all such violations and pay the cost thereof prior to Settlement, however, Buyer may proceed with the purchase at its option or cancel this contract. Seller further represents, to the best of Seller's knowledge, no historical artifacts are located in or on the property. Buyer's obligations under this Agreement are further contingent upon Buyer obtaining an acceptable Environmental Study during the Due Diligence Period. In the event said

Study is unacceptable, in the sole discretion of Buyer, then Buyer may declare this Agreement null and void in which event the Letters of Credit shall be returned forthwith to Buyer and all obligations and liabilities of the parties hereunder shall fully terminate.

(5) In the event any of the foregoing contingencies are not satisfied, Buyer shall have the option of making settlement hereunder or of declaring this Agreement null and void by giving written notice to Agent for Buyer, and in the latter event, the Letters of Credit, if any, shall be returned forthwith to Buyer and all obligations and liabilities of the parties hereunder shall fully terminate.

(6) It is mutually understood and agreed that Seller is obligated for the payment of a (5) Percent real estate commission at the completion of this transaction to LMS Commercial Real Estate.

(7) At time of Settlement, the property will be free of all tenancies, liens, municipal or governmental violations, environmental contaminants, and no building moratorium, water moratorium, or sewer moratorium shall be in effect, and building permits as well as all utilities including public water and public sewer must be available to the property.

(8) Settlement shall take place at a date and time agreed upon by both Buyer and Seller, but in no case shall go beyond January 5, 2006.

(9) Seller shall have thirty (30) days from date of settlement to remove any and all personal property, fixtures, furnishings, kitchen equipment, refrigerators and freezers and HVAC equipment, including menu boards, signage, equipment and parking lot lighting fixtures and bulbs and all Burger King logo items. In connection with the removal of any of the foregoing, interior or exterior walls may be damaged, removed or demolished (if necessary) for removal of the same Seller shall continue to carry general comprehensive liability insurance on the property until such time as all of the aforementioned items have been removed by Seller within such thirty (30) day period. Any personal property not removed within such thirty (30) day period and remaining on the property as of such date shall be deemed abandoned and belong to Buyer free and clear of any claim by Seller.

(10) This Agreement sets forth the entire understanding of the parties hereto and supersedes any and all prior Agreements, arrangements and understandings relating the subject matter hereof. This agreement shall not be amended or modified except by means of a written instrument executed by the Buyer and Seller.

(11) Section 3 (A) of this Agreement, Purchase Price, is hereby amended by adding a new subparagraph (5), Allocation of Purchase Price, to read as follows:

(a) Allocation of Purchase Price: The parties agree that the Purchase Price shall be allocated between land and land improvements and building and improvements for federal and state income tax purposes as follows:

Land and Land Improvements	$1,275,000.00
Building and Improvements	25,000.00
Purchase Price	$1,300,000.00

(12) The Letters of Credit called for in paragraph 3(A) of this Agreement are attached hereto and made part hereof as Exhibit A, B and C.

BUYER:
Union National Community Bank

Clement M. Haber
Witness/Attest

By: [signature]
(Name) Mark D. Gainer
(Title) President/CEO

SELLER:
Twoton Incorporated

[signature]
Witness/Attest

By: Gerald E. Mitchell Jr. PRESIDENT TWOTON INC.
(Name) GERALD E. MITCHELL, JR.
(Title) PRESIDENT

(TO BE TYPED ON BANK LETTERHEAD)

______________, 2004

Twoton Incorporated
1743 Rohrerstown Road
Lancaster, PA 17601

Re: Letter of Credit: $25,000.00

Union National Community Bank ("UNCB"), with principal offices at 101 East Main Street, Mount Joy, Pennsylvania, 17552-0567, hereby issues its irrevocable and unconditional Letter of Credit in favor of Twoton Incorporated ("Twoton"), a Pennsylvania corporation, with principal offices at 1743 Rohrerstown Road, Lancaster, Pennsylvania, 17601, for the sum of Twenty-Five Thousand Dollars ($25,000.00) for the account of UNCB.

This Letter of Credit issued pursuant to paragraph 3(A)(1) of that certain Agreement for the Sale of Commercial Real Estate dated ______________, 2004, between Twoton, the Seller, and UNCB, the Buyer, for certain real property consisting of land, building and improvements located at 301 Centerville Road, Lancaster, Pennsylvania (the "Agreement"), which Agreement requires the issuance of Letters of Credit in lieu of deposits or down payments against the Purchase Price as set forth in paragraph 3(A) of the Agreement.

UNCB hereby agrees to honor this Letter of Credit and pay an aggregate amount not to exceed Twenty-Five Thousand Dollars ($25,000.00) when accompanied by an Affidavit of Default in the form attached hereto and made part hereof as Exhibit "A" duly executed either by the Chairman of the Board of Twoton, William L. Harrington, or the President of Twoton, Gerald E. Mitchell, Jr., when presented to UNCB at its offices at 101 East Main Street, Mount Joy, Pennsylvania, 17552-0567, on or before January 31, 2006.

Intending to be legally bound, this Letter of Credit has been executed by a duly authorized officer of the UNCB this ____________ day of ________________, 2004.

Very truly yours,

Union National Community Bank

By:______________________________

Name:
Title:

EXHIBIT "A"

(TO BE TYPED ON BANK LETTERHEAD)

_______________, 2004

Twoton Incorporated
1743 Rohrerstown Road
Lancaster, PA 17601

Re: Letter of Credit: $50,000.00

Union National Community Bank ("UNCB"), with principal offices at 101 East Main Street, Mount Joy, Pennsylvania, 17552-0567, hereby issues its irrevocable and unconditional Letter of Credit in favor of Twoton Incorporated ("Twoton"), a Pennsylvania corporation, with principal offices at 1743 Rohrerstown Road, Lancaster, Pennsylvania, 17601, for the sum of Fifty Thousand Dollars ($50,000.00) for the account of UNCB.

This Letter of Credit issued pursuant to paragraph 3(A)(2) of that certain Agreement for the Sale of Commercial Real Estate dated _________________, 2004, between Twoton, the Seller, and UNCB, the Buyer, for certain real property consisting of land, building and improvements located at 301 Centerville Road, Lancaster, Pennsylvania (the "Agreement"), which Agreement requires the issuance of Letters of Credit in lieu of deposits or down payments against the Purchase Price as set forth in paragraph 3(A) of the Agreement.

UNCB hereby agrees to honor this Letter of Credit and pay an aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00) when accompanied by an Affidavit of Default in the form attached hereto and made part hereof as Exhibit "A" duly executed either by the Chairman of the Board of Twoton, William L. Harrington, or the President of Twoton, Gerald E. Mitchell, Jr., when presented to UNCB at its offices at 101 East Main Street, Mount Joy, Pennsylvania, 17552-0567, on or before January 31, 2006.

Intending to be legally bound, this Letter of Credit has been executed by a duly authorized officer of the UNCB this _____________ day of ____________________, 2004.

Very truly yours,

Union National Community Bank

By:_______________________________________
Name:
Title:

EXHIBIT "B"

(TO BE TYPED ON BANK LETTERHEAD)

December 31, 2004

Twoton Incorporated
1743 Rohrerstown Road
Lancaster, PA 17601

Re: Letter of Credit: $50,000.00

Union National Community Bank ("UNCB"), with principal offices at 101 East Main Street, Mount Joy, Pennsylvania, 17552-0567, hereby issues its irrevocable and unconditional Letter of Credit in favor of Twoton Incorporated ("Twoton"), a Pennsylvania corporation, with principal offices at 1743 Rohrerstown Road, Lancaster, Pennsylvania, 17601, for the sum of Fifty Thousand Dollars ($50,000.00) for the account of UNCB.

This Letter of Credit issued pursuant to paragraph 3(A)(3) of that certain Agreement for the Sale of Commercial Real Estate dated ________________, 2004, between Twoton, the Seller, and UNCB, the Buyer, for certain real property consisting of land, building and improvements located at 301 Centerville Road, Lancaster, Pennsylvania (the "Agreement"), which Agreement requires the issuance of Letters of Credit in lieu of deposits or down payments against the Purchase Price as set forth in paragraph 3(A) of the Agreement.

UNCB hereby agrees to honor this Letter of Credit and pay an aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00) when accompanied by an Affidavit of Default in the form attached hereto and made part hereof as Exhibit "A" duly executed either by the Chairman of the Board of Twoton, William L. Harrington, or the President of Twoton, Gerald E. Mitchell, Jr., when presented to UNCB at its offices at 101 East Main Street, Mount Joy, Pennsylvania, 17552-0567, on or before January 31, 2006.

Intending to be legally bound, this Letter of Credit has been executed by a duly authorized officer of the UNCB this ____________ day of ____________________, 2004.

Very truly yours,

Union National Community Bank

By: ______________________________________
Name:
Title:

EXHIBIT "C"

AFFIDAVIT OF DEFAULT

TO: Union National Community Bank ("UNCB" or "Buyer")
101 East Main Street
P. O. Box 567
Mount Joy, Pennsylvania, 17552

FROM: Twoton Incorporated ("Twoton" or "Seller")
1743 Rohrerstown Road
Lancaster, PA 17601
By the duly authorized Chairman of the Board or President

RE: Default by UNCB under that certain Agreement for the Sale of Commercial Real Estate dated ______________, 2004, between Twoton and UNCB for the land and improvements located at 301 Centerville Road, Lancaster, Pennsylvania (the "Agreement").

DATE: __________________, 20___

Twoton, by its duly authorized officer, being duly sworn according to law, hereby avers that UNCB has defaulted under the terms of Section 13(A) of the Agreement for the following reasons **(delete those numbered paragraphs not applicable to the Affidavit of Default)**:

1. Buyer has not terminated the Agreement in accordance with paragraph 3 of Addendum #1 to the Agreement and has failed to furnish to Seller the additional Fifty Thousand Dollar ($50,000.00) Letter of Credit at the expiration of the ninety (90) day Due Diligence Period in accordance with Section 3(A)(2) of the Agreement and paragraph 3 of Addendum #1 to the Agreement; or

2. Buyer has failed to furnish to Seller the additional Fifty Thousand Dollar ($50,000.00) Letter of Credit on December 31, 2004, pursuant to Section 3(A)(3) of the Agreement and paragraph (3) of Addendum #1 to the Agreement; or

3. Seller has failed to consummate the settlement of the transaction on a timely basis in accordance with the terms of the Agreement including paragraph 8 of Addendum #1 to the Agreement.

Seller hereby demands payment of the following Letters of Credit issued by UNCB under and pursuant to Section 3(A) of the Agreement (**delete those numbered paragraphs not applicable to the Affidavit of Default**):

1. Letter of Credit issued at the signing of the Agreement dated ______________, 2004.

2. Letter of Credit due at expiration of the Due Diligence Period dated ______________, 2004.

3. Letter of Credit due on December 31, 2004, dated ____________________, 2004.

Payment due under this Letter of Credit shall be made by UNCB to Twoton by bank cashier's or treasurer's check at Twoton's address set forth above within five (5) days after UNCB's receipt of this Affidavit of Default from Twoton.

Intending to be legally bound, this Affidavit of Default has been executed by a duly authorized officer of Twoton on this ________ day of ____________________, 20____.

TWOTON INCORPORATED

By:______________________________________
Name: William L. Harrington
Title: Chairman of the Board

By:______________________________________
Name: Gerald E. Mitchell, Jr.
Title: President

(One Signature Required)

SWORN and SUBSCRIBED :
to before me this _________ :
day of ____________, 20__. :
:
:
_________________________ :
Notary Public